UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2025

Galaxy Digital Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-262378	87-0836313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Vesey Street New York, NY	10282
(Address of principal executive offices)	(Zip Code)

(212) 390-9216

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	GLXY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into or Amendment of a Material Definitive Agreement.

On October 30, 2025 (the “Closing Date”), Galaxy Digital Holdings LP (the “Issuer”) issued $1.3 billion (including $150 million issued upon the exercise in full of the initial purchasers’ option to purchase additional Notes (as defined below)) aggregate principal amount of its 0.50% Exchangeable Senior Notes due 2031 (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of the Closing Date, among the Issuer, Galaxy Digital Inc. (the “Company”) and The Bank of New York Mellon, as trustee (the “Trustee”).

The Notes will be the Issuer’s general senior unsecured obligations and will be (i) senior in right of payment to all of the Issuer’s future indebtedness that is expressly subordinated in right of payment to the Notes; (ii) equal in right of payment with all of the Issuer’s existing and future unsecured indebtedness that is not expressly subordinated in right of payment to the Notes (including the Issuer’s 3.00% Exchangeable Senior Notes due 2026 and 2.500% Exchangeable Senior Notes due 2029); (iii) effectively subordinated to any of the Issuer’s future secured indebtedness to the extent of the value of the assets securing such indebtedness; and (iv) structurally subordinated to all indebtedness and other liabilities and obligations (including debt and trade payables) of the Issuer’s subsidiaries.

The Notes will accrue interest at a rate of 0.50% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2026. The Notes will mature on May 1, 2031, unless earlier repurchased, redeemed or exchanged. Before February 1, 2031, noteholders will have the right to exchange their Notes only upon the occurrence of certain events. From and after February 1, 2031, noteholders may exchange their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Issuer will settle exchanges by paying or delivering, as applicable, cash, shares of the Company’s Class A common stock, $0.001 par value per share (“common stock”), or a combination of cash and shares of common stock, at the Issuer’s election. The initial exchange rate is 17.9352 shares of common stock per $1,000 principal amount of Notes, which represents an initial exchange price of approximately $55.76 per share of common stock. The exchange rate and exchange price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the exchange rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Issuer’s option at any time, and from time to time, on or after November 6, 2028 and prior to the 41st scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of common stock equals or exceeds 130% of the exchange price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Issuer sends the related notice of redemption; and (ii) the trading day immediately preceding the date the Issuer sends such notice of redemption. The redemption price will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, if the Issuer issues a notice of redemption and a noteholder elects to exchange its Notes in connection with such notice of redemption (but only with respect to the Notes called for redemption), the Issuer will, under certain circumstances, increase the exchange rate for such Notes so surrendered for exchange.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to certain exceptions, noteholders may require the Issuer to repurchase their Notes at a cash repurchase price equal to (i) 100% of the principal amount of the Notes to be repurchased, plus (ii) accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case the Issuer will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased). The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to common stock (it being agreed that, if the common stock is listed or admitted or approved for trading on any Designated Exchange, (as defined in the Indenture) a Fundamental Change will not occur under the de-listing clause).

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) a default in the Issuer’s obligation to exchange a Note upon the exercise of the exchange right with respect thereto, if such default is not cured within ten business days after its occurrence; (iii) the Issuer’s failure to send certain notices under the Indenture within specified periods of time; (iv) the Issuer’s failure to comply with certain covenants in the Indenture relating to the Issuer’s ability to consolidate with or merge with or into, or otherwise combine with another person, or the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to engage in any specified corporate event the reference property for which includes common equity; (v) a default by the Issuer in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company, the Issuer or any significant subsidiary with respect to indebtedness for borrowed money of at least $100,000,000; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company, the Issuer or any significant subsidiary.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Issuer occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Issuer, or noteholders of at least 30% of the aggregate principal amount of Notes then outstanding, by notice to the Issuer and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Issuer may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Issuer to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 180 days after the occurrence of such Event of Default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 360th day following the occurrence of such Event of Default.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

In addition, on October 30, 2025, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), between the Company and the representative of the initial purchasers of the Notes, providing for the registration of all shares (the “Exchange Shares”) of common stock issued upon exchange of the Notes. If a “Registration Default” (as defined in the Registration Rights Agreement) occurs, the Issuer will pay additional interest on the Notes outstanding at a rate equal to 0.50% per annum under the circumstances and during the time periods specified in the Registration Rights Agreement.

Under the Registration Rights Agreement, the Company is obligated to file a registration statement (either on Form S-1 or Form S-3, as applicable, each a “Shelf Registration Statement”) for resale of the Exchange Shares, no later than January 31, 2026 (the “Filing Deadline”), and to include in such registration statement all Exchange Shares. In addition, the Company must use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective as soon as practicable after filing, but generally no later than (i) 5 business days after the Company is notified by the U.S. Securities and Exchange Commission (the “Commission”) that the Shelf Registration Statement will not be “reviewed” or will not be subject to further review or (ii) 90 days after the earlier of the date that the Shelf Registration Statement is filed with the Commission and the Filing Deadline, if the Shelf Registration Statement is reviewed by, and the Company receives comments from, the Commission. The Company must use commercially reasonable efforts to cause the Shelf Registration Statement to remain effective until the earlier of (i) all registrable securities covered by such registration statement shall have been disposed of, (ii) the first date on which no holder beneficially owns any registrable securities covered by such registration statement and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of common stock included in the prospectus filed with such registration statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Registration Rights Agreement provides for customary indemnification of the holders in respect of the Shelf Registration Statement.

The above description of the Registration Rights Agreement is a summary and is not complete. A copy of the Registration Rights Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms Registration Rights Agreement set forth in such exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of common stock that may be issued upon exchange of the Notes will be issued in reliance upon Section 4(a)(2) of the Securities Act. A maximum of 32,059,170 shares of the Company’s common stock may be issued upon exchange of the Notes, based on the initial maximum exchange rate of 24.6609 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01. Other Events.

On October 27, 2025, the Company issued a press release relating to its proposed private offering of the Notes. On October 28, 2025, the Company issued a press release relating to the pricing of the Notes. Copies of the Company’s press releases are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of October 30, 2025, among Galaxy Digital Holdings LP, as issuer, Galaxy Digital Inc., as Pubco, and the Bank of New York Mellon, as trustee.
4.2	Form of certificate representing the 0.50% Exchangeable Senior Notes due 2031 (included as Exhibit A to Exhibit 4.1).
10.1	Registration Rights Agreement, dated as of October 30, 2025, by and between the Company and the representative of the several initial purchasers.
99.1	Press Release, dated October 27, 2025.
99.2	Press Release, dated October 28, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2025

GALAXY DIGITAL INC.

By:	/s/ Anthony Paquette
Name: Anthony Paquette
Title: Chief Financial Officer